UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2003

EQUITY MARKETING, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of or other jurisdiction of incorporation or organization)	23346 Commission File Number	13-3534145 (IRS. Employer Identification No.)

6330 SAN VICENTE BLVD.
LOS ANGELES, CALIFORNIA 90048
(Address of principal executive offices)

(323) 932-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

On September 18, 2003 Equity Marketing, Inc. (the “Company”) filed a Current Report on Form 8-K to report its acquisition on September 3, 2003 of the principal assets of S.C.I. Promotion Group, LLC (“SCI”), a Delaware limited liability company. Pursuant to Item 7 of Form 8-K, the company indicated that it would file certain financial information by amendment no later than November 17, 2003. This Amendment is filed to provide such required financial information.

SCI was formed in June 2002 when SCI’s management purchased the assets and assumed certain liabilities of SCI’s predecessor business from Aspen Marketing, Inc. (a privately held promotions company). SCI has a December 31 year end. The financial statements presented herein represent the results of SCI’s operations and cash flows for the twelve-month period ended June 30, 2003. In conjunction with the June 2002 acquisition, SCI’s management implemented a number of significant structural changes in the business and ascribed a different underlying basis to SCI’s assets and liabilities than that previously ascribed by Aspen Marketing, Inc. As a result of the acquisition and the changes in the business, the Company’s management believes that audited financial statements of SCI for the twelve months ended June 30, 2003 will provide financial statement users with more current and meaningful information regarding the financial condition of the acquired business. Additionally, financial information for the twelve-month period ended June 30, 2003 is more relevant and meaningful than financial information for the twelve month period ended December 31, 2002, because the financial statements for the twelve-month period ended December 31, 2002 would consist of two separate financials statements; one covering the pre-acquisition six-month period ended June 2002 and the other covering the post-acquisition six-month period ended December 31, 2002. In a letter dated July 18, 2003, the staff of the Securities and Exchange Commission consented to the Company’s presentation of the financial statements included in this report.

Page

A. Financial Statements of Business Acquired
Financial Statements of S.C.I. Promotion Group, LLC as of June 30, 2003 and for the twelve-month period ended June 30, 2003
Independent Auditors’ Report	3
Balance Sheet as of June 30, 2003	4
Statements of Operations and Members’ Deficit for the twelve-month period ended June 30, 2003	5
Statement of Cash Flows for the twelve-month period ended June 30, 2003	6
Notes to Financial Statements	7
B. Pro Forma Financial Information	15
C. Exhibits
23.1 Consent of Independent Auditors	21

INDEPENDENT AUDITORS’ REPORT

To SCI Promotion Group, LLC

We have audited the accompanying balance sheet of SCI Promotion Group, LLC as of June 30, 2003 and the related statements of operations and members’ deficit, and cash flows for the 12-month period then ended. These financial statements are the responsibility of the management of SCI Promotion Group, LLC. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SCI Promotion Group, LLC as of June 30, 2003 and the results of its operations and its cash flows for the 12-month period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Good Swartz Brown & Berns LLP

Los Angeles, California
September 3, 2003

S.C.I. PROMOTION GROUP, LLC

BALANCE SHEET
AS OF JUNE 30, 2003

ASSETS
CURRENT ASSETS:
Cash	$475,838
Accounts receivable, net of allowance of $138,000	2,185,375
Inventories	624,338
Prepaid expenses and other current assets	205,298

Total current assets	3,490,849
Fixed assets, net of accumulated depreciation and amortization of $161,104	442,149
Goodwill	545,821
Other intangibles, net of accumulated amortization of $53,800	753,200
Other assets	4,276

Total assets	$5,236,295

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES:
Short-term notes payable	$1,166,515
Accounts payable	1,948,572
Accrued liabilities	746,481
Accrued commissions and royalties	336,244
Wells Fargo factoring facility	896,458
Unearned income and customer deposits	401,596

Total current liabilities	5,495,866
Advances from majority member	671,561

Total liabilities	6,167,427

COMMITMENTS AND CONTINGENCIES (Note 8)
Members’ deficit	(931,132)

Total liabilities and members’ deficit	$5,236,295

The accompanying notes are an integral part of this statement.

S.C.I. PROMOTION GROUP, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIT
FOR THE TWELVE-MONTH PERIOD ENDED JUNE 30, 2003

REVENUES	$24,900,183
Cost of revenues	17,252,009

Gross Profit	7,648,174

OPERATING EXPENSES:
Salaries, wages and benefits	4,687,334
Selling, general and administrative	3,451,336

Total operating expenses	8,138,670

Loss from operations	(490,496)
OTHER (EXPENSE) INCOME:
Interest expense	(526,740)
Other income	18,668

Loss from continuing operations before provision for state income taxes	(998,568)
PROVISION FOR STATE INCOME TAXES	19,690

Loss from continuing operations	(1,018,258)
DISCONTINUED OPERATIONS (Note 2)
Loss from operations of MAP, net of state income tax provision of $1,700	(12,874)

Net Loss	$(1,031,132)

Beginning members’ equity	$100,000
Net loss	(1,031,132)

Ending members’ deficit	$(931,132)

The accompanying notes are an integral part of this statement.

S.C.I. PROMOTION GROUP, LLC

STATEMENT OF CASH FLOWS
FOR THE TWELVE-MONTH PERIOD ENDED JUNE 30, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss from continuing operations	$(1,018,258)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	214,904
Provision for bad debts	83,351
Provision for deferred rent expense and loss sublease agreement	58,858
Changes in assets and liabilities-
Increase (decrease) in cash:
Accounts receivable	(2,268,726)
Inventories	(1,905)
Prepaid expenses and other current assets	15,436
Other assets	36,962
Accounts payable and accrued liabilities, commissions and royalties	2,972,569
Unearned income and customer deposits	(55,894)

Net cash provided by operating activities	37,297

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from certain assets and assumed liabilities previously purchased from Aspen Marketing, Inc.	2,505,519
Purchases of fixed assets	(6,985)

Net cash provided by investing activities	2,498,534

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments on Wells Fargo factoring facility	(1,537,124)
Repayments on notes payable	(2,408,485)
Proceeds from the issuance of notes payable	750,000

Net cash used in financing activities	(3,195,609)

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Proceeds from the sale of MAP	512,237
Net proceeds from certain assets and assumed liabilities previously purchased from Aspen Marketing, Inc.	263,557
Net cash used in MAP’s operations	(296,660)

Net cash provided by discontinued operations	479,134

Net decrease in cash	(180,644)
CASH, beginning of year	656,482

CASH, end of year	$475,838

CASH PAYMENTS DURING YEAR FOR:
Interest	$477,335

State Income Taxes	$13,390

The accompanying notes are an integral part of this statement.

S.C.I. PROMOTION GROUP, LLC

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2003

1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

S.C.I. Promotion Group, LLC (SCI) provides a broad array of promotional marketing services for retail department and specialty stores and consumer product companies located primarily within the United States. SCI develops and executes promotional campaigns and programs that utilize purchase-with-purchase, gift-with purchase, self-liquidating-offers, incentives, promotional licenses and promotional retail programs. SCI was formed in June 2002 when current management purchased the assets and assumed certain liabilities of SCI’s predecessor business from Aspen Marketing, Inc. (a privately held promotions company) in June 2002 (the Acquisition). On September 3, 2003, Equity Marketing, Inc. (Equity Marketing) acquired the principal assets of SCI (see Note 10).

The financial statements presented herein represent the results of SCI’s operations and cash flows for the twelve-month period ended June 30, 2003. References in these footnotes to specific years refer to twelve-month periods ending June 30 for the year referenced, unless otherwise stated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

For product related sales, SCI records revenues when title and risk of loss pass to the customer. When a right of return exists, SCI’s practice is to estimate and provide for any future returns at the time of sale, in accordance with Statements of Financial Accounting Standards (SFAS) No. 48, “Revenue Recognition When Right of Return Exists.” Accruals for customer discounts and rebates and defective returns are recorded as the related revenues are recognized.

Service revenues include all amounts that are billable to customers under service contracts. Service related revenues are recognized on a time and materials basis, or on a straight-line basis, depending on the contract. Services revenues for the twelve-month period ended June 30, 2003 are insignificant.

SCI’s revenue recognition policies are in compliance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.”

Unearned Income and Customer Deposits

Unearned income represents inventory paid for by a customer and held at SCI. Customer deposits represent customer prepayments on programs. Revenue is recognized once the product is shipped to the client and all other revenue recognition criteria have been met.

Financial Instruments

The carrying value of SCI’s cash, accounts receivable, accounts payable, accrued liabilities, factoring facility, short-term notes payable, and unearned income and customer deposits approximates fair value due to their short-term nature. The carrying value of SCI’s advances from majority member approximates fair value due to its relative short-term nature (see Note 6). Generally, fair values are based on estimates using present value techniques.

Inventories

Inventories, principally finished goods, are valued at the lower of cost (First in, First out) or market.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided on a straight-line basis over estimated useful lives as follows:

Leasehold improvements — lesser of lease term or life of related asset Furniture, fixtures, equipment, and computer equipment — 3-7 years

Betterments, which extend the life or add value to fixed assets are capitalized and depreciated over their remaining useful life. Repairs and maintenance are expensed as incurred.

In October 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that long-lived assets be measured at the lower of the carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 is effective for 2002 and generally is to be applied prospectively. SCI adopted SFAS No. 144 beginning June 28, 2002. The impact of such adoption did not have a material effect on SCI’s financial statements.

Goodwill and Other Intangibles

SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets” were approved by the FASB effective June 30, 2001 for business combinations consummated after June 30, 2001. SFAS No. 141 eliminates the pooling-of-interests method for business combinations and requires use of the purchase method. SFAS No. 142 changes the accounting for goodwill and certain other intangible assets from an amortization approach to a non-amortization (impairment) approach. SCI has adopted the provisions of these statements effective June 28, 2002.

In accordance with SFAS No. 142, SCI performs an annual impairment test for goodwill. Goodwill is allocated to various reporting units, which are either the operating segment or one reporting level below the operating segment. SCI has two reporting units for purposes of applying the provisions of SFAS 142; the Travel Incentive Promotions segment, and the Promotions segment. In November 2002 the Travel Incentive Promotions segment was sold resulting in the removal of $335,263 of goodwill (see Note 2). SFAS 142 requires SCI to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential impairment. If the fair value of the reporting unit is less than its carrying amount, an impairment loss of goodwill is recorded to the extent that the implied fair value of the goodwill, as defined in SFAS No. 142, related to the reporting unit is less than its carrying amount of goodwill. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss is recognized. Fair values for goodwill and intangible assets are determined based on discounted cash flows or other appraised values as appropriate.

SCI performed its annual goodwill impairment analysis at June 30, 2003 and determined that goodwill was not impaired. The fair value of its reporting unit used in the impairment analysis was determined based on the then proposed purchase price to be paid by Equity Marketing (see Note 10).

Goodwill represents the excess of the purchase price of the Acquisition over the estimated fair values of the net assets acquired. Goodwill relating to the Acquisition is not amortized.

Identifiable intangible assets of $807,000 relate to customer contracts and relationships and are being amortized over a 15 year life. Total amortization expense for the twelve-month period ended June 30, 2003 was $53,800. Based on current facts and circumstances, management of SCI estimates that amortization expense will be $53,800 each year for the next five succeeding years. During 2003, SCI assessed its intangible asset (customer contracts and relationships) for impairment and concluded that the asset was not impaired.

Royalties

SCI enters into agreements to license intellectual properties such as trademarks, copyrights, and patents. The agreements may call for minimum amounts of royalties to be paid in advance and throughout the term of the agreement, which are non-refundable in the event that product sales fail to meet certain minimum levels. Advance royalties resulting from such transactions are stated at the lower of the amounts paid or the amounts estimated to be recoverable from future sales of the related products. Furthermore, minimum guaranteed royalty commitments are reviewed on a periodic basis to ensure that amounts are recoverable based on estimates of future sales of the products under license. A loss provision will be recorded in the statement of operations to the extent that future minimum royalty guarantee commitments are not recoverable. Estimated future sales are projected based on historical experience, including that of similar products, and anticipated advertising and marketing support by the licensor.

Accrued Program Costs

Accrued program costs are direct costs that have been incurred for which SCI has not received an invoice from the vendor.

Deferred Rent Expense

Rent expense is provided for on a straight-line basis in accordance with SFAS No. 13, “Accounting for Leases.” At June 30, 2003 deferred rent expense was $11,041 and is included in accrued liabilities.

Income Taxes

Under provisions of the Internal Revenue Code, Limited Liability Corporations (LLC) are generally not subject to Federal income taxes. The earnings of SCI are reported on the members’ individual Federal and State tax returns. The provision for income taxes is for the state franchise taxes for LLC’s which is based on certain revenue levels.

Concentration of Risk

SCI’s revenues are highly dependent on obtaining programs from a limited number of customers. Approximately 53 percent of the company’s revenues for the twelve-month period ended June 30, 2003 was from ten customers. One customer accounted for approximately 11 percent of the Company’s revenues.

SCI purchases a substantial portion of its manufactured products from suppliers located in China. China currently enjoys “normal trade relations” (“NTR”) status under US tariff laws, which provides a favorable category of US import duties. China’s NTR status became permanent on January 1, 2002, following enactment of a bill authorizing such status upon China’s accession to the World Trade Organization, which occurred in December 2001. This substantially reduces the possibility of China losing its NTR status, which would expect to result in increased procurement costs for SCI. The impact of such an event on SCI could be somewhat mitigated by SCI’s ability to source product for the US market from countries other than China. However, there can be no assurance that SCI would be able to obtain manufactured products under acceptable terms.

Shipping and Handling Costs

In accordance with the Emerging Issues Task Force Issue 00-10, “Accounting for Shipping and Handling Fees and Costs,” shipping and handling costs are recorded in cost of sales. To the extent such costs are billed to customers, they are included in revenues.

Restructuring Activity

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which supercedes Emerging Issues Task Force (“EITF”) Issue No. 94-3, “Liabilities Recognized for Certain Employee Termination Benefits and Other Costs to Exit an Activity.” SFAS No. 146 requires that a liability for a cost associated with an exit activity or disposal activity be recognized and measured initially at fair value when the liability is incurred.

During January 2003, SCI terminated 16 employees (or 24 percent of its then current work force) in a work force reduction and generally paid termination benefits equal to two weeks of employee’s compensation. Termination benefits totaling approximately $39,000 were expensed as salaries expense in the accompanying statement of operations. As of June 30, 2003 all amounts have been paid.

During April 2003, SCI’s second office and warehouse facility in Ontario California was abandoned and sublet effective May 1, 2003 (see Note 8) for a one-year term. At the time of abandonment, SCI recorded a loss sublease liability of $51,817, which represents a sublease shortfall over the remaining lease term and a termination fee of $25,000, as required in the lease agreement. The expense was recorded to selling, general and administrative expense in the accompanying statement of operations. The liability was computed in accordance with SFAS No. 146 whereby estimated sublet income was estimated through the earliest possible termination date (October 31, 2004). The May 1, 2003 sublease provided a reasonable basis for estimating sublease income and is included in the $51,817, yet the sublease agreement expires prior to the earliest possible termination date.

Recent Accounting Pronouncements

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which the obligation is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. SCI adopted SFAS No. 143 on June 28, 2002. The adoption of this pronouncement did not have a material impact on SCI’s financial position and results of operations.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS No. 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion No. 30 (“Opinion No. 30”). Applying the provisions of Opinion No. 30 will distinguish transactions that are part of an entity’s recurring operations from those that are unusual and infrequent and meet the criteria for classification as an extraordinary item. SFAS No. 145 is effective for SCI beginning July 1, 2003. SCI does not expect a material impact on the financial statements as a result of the adoption of SFAS No. 145.

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this pronouncement did not have a material impact on SCI’s financial statements as a result of the adoption of FIN 45.

Comprehensive Loss

There are no adjustments to net loss to arrive at comprehensive loss.

2.     DISCONTINUED OPERATIONS

To better focus on its core business and realize the value of non-core businesses, SCI sold its Travel Incentive Promotions segment (MAP) on November 22, 2002 to the then existing management team of MAP for $512,237. The sale resulted in no loss or gain on disposal in the accompanying statement of operations. From July 1, 2002 to November 22, 2002, MAP’s revenues were $2,043,589 and total pre-tax loss was $11,174. As of June 30, 2003 there are no assets or liabilities remaining related to MAP.

3.     ACQUISITIONS

On June 28, 2002, SCI’s current management purchased for $5,326,160 the assets and assumed certain liabilities of SCI’s predecessor business from Aspen Marketing, Inc. (a privately held Promotions company). Purchase consideration paid was $2,501,160 in cash and subordinated notes of $875,000 and $1,950,000. Management financed the acquisition through SCI’s borrowings under an accounts receivable factoring line of credit facility, advances from the majority member, and from $100,000 of capital contributed to SCI. Additionally, management incurred $290,491 in acquisition related costs, which were paid for by SCI and included in assumed net current liabilities below.

The SCI acquisition has been accounted for under the purchase method of accounting. The financial statements reflect the allocation of the purchase price to the acquired net assets based on their estimated fair values as of the acquisition date. SCI’s allocation of purchase price for the acquisition, based upon estimated fair values is as follows:

Net current assets	$8,111,964
Property, plant and equipment	662,080
Customer contracts and relationships	807,000
Other non-current assets	23,929
Net current liabilities assumed	(5,159,897)

Estimated fair value, net assets acquired	4,445,076
Goodwill	881,084

Total purchase price	$5,326,160

4.	FIXED ASSETS

Fixed assets as of June 30, 2003 were as follows:

Furniture, fixtures and equipment	$119,487
Computer equipment	343,796
Leasehold improvements	139,970

Fixed assets, at cost	603,253
Accumulated depreciation and amortization	(161,104)

Fixed assets, net	$442,149

For the twelve-month period ended June 30, 2003 depreciation and amortization expense related to fixed assets was $161,104.

5.	ACCRUED LIABILITIES

Accrued liabilities as of June 30, 2003 were as follows:

Accrued compensation and benefits	$162,291
Accrued program costs	125,102
Deferred rents and sublease loss accrual	58,858
Other accrued liabilities	400,230

Total accrued liabilities	$746,481

6.	DEBT

Factoring Facility and Letters of Credit

On June 28, 2002, SCI entered into a factoring agreement with Wells Fargo Bank. The agreement was subsequently amended in May 2003 and July 2003. The agreement allows SCI to sell and assign acceptable receivables to Wells Fargo Bank, as defined in the agreement. SCI is charged a fee equal to at least 1 percent of each factored receivable with a minimum of $7,500 per month. The total factoring liability outstanding as of June 30, 2003 was $896,458. As of June 30, 2003, the gross receivables assigned for which payment from customers had not been received was $1,120,573. The agreement has been personally guaranteed by SCI’s majority member.

SCI also has a letters-of-credit line of up to $120,000, all of which is available as of June 30, 2003. The line is personally guaranteed by SCI’s majority member.

Short-Term Notes Payable

The following is a summary of short-term notes payable outstanding as of June 30, 2003:

Note payable to Aspen Marketing, Inc., as amended, bearing interest at 8 percent per annum, due in weekly installments ranging from approximately $14,000 to $25,000 through December 31, 2003	$506,026
Note payable to SCI’s majority member bearing interest at 15 percent per annum, due in monthly installments of $12,500 and a balloon payment of approximately $410,000 on December 31, 2003	440,489
Notes payable to current and former employees bearing interest at 10 percent per annum, due on December 31, 2003	220,000

Total short-term notes payable	$1,166,515

Advances from Majority Member

In connection with the Acquisition from Aspen Marketing, Inc., the majority member advanced SCI $671,561. Amounts advanced accrue interest at 5 percent per annum and are due June 28, 2005.

7.     MEMBERS’ DEFICIT

In June 2002, SCI was initially capitalized by a $100,000 cash contribution from the members. No additional contributions from or distributions to the members have been made during the twelve-month period ended June 30, 2003. Capital, profits, and losses are shared proportionately based on each member’s ownership interest. There are two members, one that owns 10 percent of SCI and another that owns 90 percent.

8.     COMMITMENTS AND CONTINGENCIES

Operating Leases

SCI has operating leases for its properties which expire at various dates through October 2007, yet are subject to early termination provisions effective October 2004. The property leases also require scheduled annual fixed rent increases, payments of property taxes, insurance and maintenance. Certain facilities have been subleased effective May 1, 2003 for one year. In addition, SCI also leases certain office equipment under non-cancelable operating leases expiring at various dates through May 2007.

Future minimum lease payments under non-cancelable operating leases, less sublease income of $176,305 in 2004 and loss sublease accrual, are as follows:

2004	$434,000
2005	455,000
2006	360,000
2007	279,000
2008	90,000

Total	$1,618,000

Consistent with the loss sublease accrual, the above payout schedule assumes that the early termination provision on the subleased facility will be exercised.

Aggregate rental expenses for operating leases were $530,000, excluding loss sublease expense, for the twelve-month period ended June 30, 2003. Under the sublease agreement, the sublessee is required to make payments of approximately $17,000 per month. The sublease agreement expires on April 30, 2004 and maybe extended one additional year. Total amounts received under the sublease agreement were approximately $34,000 for the twelve-month period ended June 30, 2003 and were included as an offset to rent expense.

Guaranteed Royalties

License agreements for certain copyrights and trademarks require minimum guaranteed royalty payments over the respective terms of the licenses. As of June 30, 2003, SCI has committed to pay total minimum guaranteed royalties, not yet paid or accrued as of June 30, 2003, of $443,500 all of which will be paid during 2004. Royalty expense for the twelve-month period ended June 30, 2003 was $156,208.

Employment and Commission Agreements

As of June 30, 2003, SCI has compensation plan agreements with substantially all of its employees. Employees are eligible to earn bonuses upon SCI achieving certain levels of earnings for the calendar year ended December 31, 2003. As of June 30, 2003, SCI does not believe that they will achieve these levels of earnings and therefore no amounts have been accrued in the financial statements.

As of June 30, 2003, SCI has compensation plan agreements with certain employees and non-employees. Under these arrangements, individuals are eligible to earn commissions upon achieving certain levels of earnings for the calendar year ended December 31, 2003. As of June 30, 2003, SCI has accrued $85,300 for commission earned but not yet paid. During the twelve-month period ended June 30, 2003, SCI incurred approximately $468,000 for commissions which have been expensed as selling, general and administrative expense in the accompanying statement of operations.

Consulting Agreements

On June 28, 2002, SCI entered into a consulting arrangement with SCI’s minority member. The agreement requires payments of $19,166 per month through December 2002, and $12,500 per month through December 31, 2005. If there is no change of control prior to January 1, 2006, SCI shall pay $10,000 per month from January 2006 through December 31, 2006. These amounts are being expensed as incurred (see Note 9).

General Litigation

From time to time SCI is involved in various legal proceedings generally incidental to its business. While the result of any litigation or dispute contains an element of uncertainty, management presently believes that the outcome of any known, pending or threatened legal proceeding or claim, individually or combined, will not have a material adverse effect on SCI’s financial position, results of operations or cash flows.

9.     RELATED PARTY TRANSACTIONS

During 2003, SCI’s majority member loaned the company $500,000 of which $440,489 is outstanding at June 30, 2003 (see Note 6). Interest expense recognized on this loan during 2003 was approximately $53,000.

On June 28, 2002, SCI’s majority member advanced the company $671,561 (see Note 6). Interest expense recognized on this advance during 2003 was approximately $34,000.

During 2003, an employee of SCI, who is the brother of the majority member, loaned the company $150,000, which is included in the $220,000 outstanding at June 30, 2003 (see Note 6). Interest expense recognized on this loan during 2003 was approximately $8,000.

During 2003, SCI expensed approximately $190,000 under a consulting agreement with its minority member (see Note 8). As of June 30, 2003, $26,500 remains unpaid and is included in accrued liabilities.

10.     SUBSEQUENT EVENTS

On September 3, 2003, SCI’s management consummated the sale of SCI to Equity Marketing under an asset purchase agreement, dated September 3, 2003, by and among Equity Marketing and SCI (the “Purchase Agreement”). Under the terms of the Purchase Agreement, Equity Marketing acquired most of SCI’s assets and assumed certain of SCI’s liabilities for a cash payment of approximately $5.9 million, subject to a holdback and a working capital adjustment, as defined in the Purchase Agreement. In addition to the cash purchase price paid at the closing, Equity Marketing will be obligated to make earn-out payments of up to approximately $3,500,000 to the members based on the future performance of SCI if certain performance targets are attained.

On August 1, 2003, SCI entered into a Mutual General Release agreement with Aspen Marketing, Inc. SCI owes certain amounts to Aspen Marketing, Inc. (Aspen) and has made certain indemnification claims against Aspen under the June 28, 2002 asset purchase agreement and a dispute currently exists between SCI and Aspen concerning their rights and obligations under the purchase agreement. The mutual release, among other things as defined, relieves SCI from any remaining amounts due Aspen except for the amount due under the Aspen note payable (see Note 6) and certain liabilities adequately accrued for at June 30, 2003.

Pro Forma Condensed Combining Financial Statements
June 30, 2003 (Unaudited)

The following unaudited pro forma condensed combining balance sheet as of June 30, 2003 and the pro forma condensed combining statement of operations for the twelve months ended June 30, 2003 illustrates the effect of the acquisition by Equity Marketing, Inc. (the “Company”) of substantially all of the assets of S.C.I. Promotion Group, LLC (referred to herein as “SCI” or the “Acquired Business”) in exchange for a cash purchase price of approximately $5.9 million, plus additional earnout consideration of up to $3.5 million based upon future performance of the acquired business. The acquisition is being accounted for as a purchase, and as such the assets acquired and liabilities assumed are being recorded at their estimated fair market value. The unaudited pro forma condensed combining balance sheet assumes that the transaction occurred on June 30, 2003 and the unaudited pro forma condensed combining statement of operations assumes that the transaction occurred at the beginning of the period presented. The pro forma condensed combining statement of operations and the historical statements from which they were derived present only income from continuing operations and, accordingly, exclude discontinued operations.

The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The adjustments included in the unaudited pro forma combining financial statements represent the Company’s preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

The unaudited pro forma condensed combining financial statements are not necessarily indicative of future results of operations that might have been achieved if the foregoing transaction had been consummated as of the indicated dates. The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical financial statements of the Company, together with the related notes thereto, included in the Company s Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the period ended June 30, 2003, and the historical financial statements of SCI together with the related notes thereto, included elsewhere in this Form 8-K/A.

Pro Forma Condensed Combining Balance Sheet
As of June 30, 2003
(in thousands)

	HISTORICAL

	EQUITY		PRO FORMA
	MARKETING, INC.	SCI	ADJUSTMENTS		PRO FORMA

	(UNAUDITED)	(AUDITED)	(UNDAUDITED)		(UNAUDITED)
CURRENT ASSETS:
Cash and cash equivalents	$17,938	$476	$(6,237	) (1)	$12,177
Marketable Securities	2,500	—	—		2,500
Accounts receivable, net	35,269	2,186	—		37,455
Inventories	14,745	624	126	(2)	15,495
Prepaid expenses and other current assets	5,024	205	855	(6)	6,084

Total current assets	75,476	3,491	(5,256)		73,711
Fixed assets, net	3,814	442	(405	) (2)	3,851
Goodwill	36,893	546	3,865	(3)	41,304
Other intangibles, net	674	753	(118	) (4)	1,309
Other assets	5,585	4	—		5,589

Total assets	$122,442	$5,236	$(1,914)		$125,764

CURRENT LIABILITIES:
Short-term notes payable	$—	$1,167	$(1,167	) (5)	$—
Wells Fargo factoring facility	—	896	(896	) (5)	—
Accounts payable	28,744	1,949	(111	) (5)	30,582
Accrued liabilities	15,836	1,484	—		17,320

Total current liabilities	44,580	5,496	(2,174)		47,902
Long-term liabilities	6,409	671	(671	) (5)	6,409

Total liabilities	50,989	6,167	(2,845)		54,311
Mandatory redeemable preferred stock	23,049	—	—		23,049
STOCKHOLDERS’ EQUITY/(DEFICIT)	48,404	(931)	931		48,404

Total liabilities and stockholders’ equity	$122,442	$5,236	$(1,914)		$125,764

The accompanying notes are an integral part of this pro forma condensed combining balance sheet.

Pro Forma Condensed Combining Statement of Operations For the Twelve Months Ended June 30, 2003
(in thousands, except share and per share data)

	HISTORICAL

	EQUITY		PRO FORMA
	MARKETING, INC.	SCI	ADJUSTMENTS		PRO FORMA

	(UNAUDITED)	(AUDITED)	(UNDAUDITED)		(UNAUDITED)
REVENUES	$228,086	$24,900	$—		$252,986
COST OF SALES	166,579	17,252	126	(7)	183,957

Gross Profit	61,507	7,648	(126)		69,029
OPERATING EXPENSES:
Salaries, wages and benefits	23,135	4,687	—		27,822
Selling, general and administrative	24,871	3,452	203	(8)	28,526
Integration costs	395	—	—		395
Restructuring charge	178	—	—		178

Total operating expenses	48,579	8,139	203		56,921

Income from operations	12,928	(491)	(329)		12,108
OTHER INCOME (EXPENSE)	620	(508)	(78	) (9)	34

Income (loss) before provision for income taxes	13,548	(999)	(407)		12,142
PROVISION FOR INCOME TAXES	4,924	19	(534	) (10)	4,409

Net income (loss)	8,624	(1,018)	127		7,733
PREFERRED STOCK DIVIDENDS	1,500	—	—		1,500

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$7,124	$(1,018)	$127		$6,233

BASIC NET INCOME PER SHARE	$1.24				$1.09

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,722,955				5,722,955

DILUTED NET INCOME PER SHARE	$1.13				$1.02

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	7,616,764				7,616,764

The accompanying notes are an integral part of this pro forma condensed combining financial statement.

Notes to Pro Forma Condensed Combining Financial Statements
(Unaudited)

(dollars in thousands)

1.     To give effect to the use of cash and cash equivalents to fund the acquisition of the Acquired Business. Cash paid for the purchase was $5,933 less a holdback of $250 (subject to a working capital adjustment as defined in the asset purchase agreement) and transaction costs totaled $554.

2.     To adjust assets acquired and liabilities assumed to their estimated fair values. Inventory is revalued to its net realizable value less estimated selling expenses and a reasonable profit allowance for selling effort. Fixed assets are revalued to their fair values based on internal assessments, with consideration given to continued use by the Company. Accounts receivable, prepaids and other current assets, accounts payable and accrued liabilities are recorded at their net book carrying values which reasonably approximate their fair values.

3.     To record excess of purchase price over fair value of net assets acquired ($4,411) net of an adjustment to eliminate the goodwill recorded on the historical books of SCI ($546). The goodwill recorded does not reflect potential earnout consideration related to the operating results of the Acquired Business as provided for in the asset purchase agreement. To the extent such contingent consideration is paid, goodwill will increase accordingly.

4.     To record identifiable intangible assets resulting from the acquisition ($635) net of an adjustment to eliminate the intangible assets recorded on the historical books of SCI ($753). Other intangible assets are recorded at fair value as determined by an independent appraisal.

5.     To adjust for liabilities not assumed by the Company.

6.     Represents amounts owed to the Company from SCI as a result of a closing balance sheet working capital adjustment as defined in the asset purchase agreement.

7.     To record a one-time charge for the revaluation of inventory described in #2 above.

8.     To reflect the following adjustments to depreciation and amortization expense:

To reverse depreciation and amortization expense recorded on the historical books of SCI related to the assets written down to fair value	$(83)
To record amortization of identifiable intangible assets acquired in the transaction	267
To record depreciation expense on the adjusted value of fixed assets	19

Total	$203

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized and will be tested for impairment at least annually. The identifiable intangible assets are being amortized over estimated useful lives ranging from 4 months to 5 years.

9.     To record reduction in interest income at an assumed interest rate of 1.25 percent, associated with the reduction in cash on hand.

10.     To give benefit for utilization of SCI’s net operating loss against the income before taxes for the Company for the periods presented at an estimated effective tax rate of 38 percent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY MARKETING, INC.
Date: November 12, 2003	By:	/s/ Teresa L. Tormey

Teresa L. Tormey
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

No.	Description

23.1	Consent of Independent Auditors.